UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2006

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS  66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On July 31, 2006, a Restricted Stock Agreement was entered into between Torotel, Inc. (the “Company”) and Benjamin E. Ames, Jr. (the “Employee”).  The agreement was authorized by the Compensation and Nominating Committee (the “Committee”) and the Board of Directors of Torotel, Inc. (the “Board”), as part of the Employee’s employment as Executive Vice President of Torotel Products, Inc., with primary responsibilities being new business development.  The following description of the agreement is a summary and is qualified in its entirety by the form of Restricted Stock Agreement, which is filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

The agreement became effective July 31, 2006.  The Committee and the Board have determined that the interests of the Company and its stockholders will be promoted by hiring talented individuals for the Company and, to induce such individuals to accept employment with the Company, the Company believes a key component of such individuals’ compensation should be granting equity ownership opportunities based upon the acceptance of employment and the continuing employment of such individual, subject to certain conditions and restrictions.  The Employee is a recently hired key management employee.  The amount of the restricted stock award is 200,000 shares of common stock, $.01 par value per share.  The restricted shares shall be subject to forfeiture and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated by the Employee.  Based upon the Employee attaining mutually agreed upon written annual goals, the Restricted Shares shall be released from the restrictions on transfer and risk of forfeiture 40,000 shares per year for five years beginning July 31, 2007 and each anniversary thereof.  The agreement provides the Employee with all voting rights with respect  to the restricted shares.  The agreement further provides that if, prior to all of the restricted shares having been released, the Company undergoes a change in control, then all of the restricted shares shall be released and no longer subject to restrictions under the agreement.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

10.1                Restricted Stock Agreement with Benjamin E. Ames, Jr.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date:  August 4, 2006

Exhibit Index

Exhibit No.	Description

EX-10.1	Restricted Stock Agreement with Benjamin E. Ames, Jr.